EXHIBIT I-3



                 INTERCOMPANY MANAGEMENT CONSULTING AGREEMENT


         THIS MANAGEMENT CONSULTING AGREEMENT ("Agreement"), is executed as of the 31st day of August, 1994, between NATIONAL RESTAURANT ENTERPRISES, INC., a Delaware corporation (the "Company"), and NRE HOLDINGS, INC., a Delaware corporation ("Consultant").

                                               W I T N E S S E T H:

         WHEREAS, the Consultant has and/or has access to personnel who are highly skilled in the field of rendering advice to businesses such as the Company; and

         WHEREAS, the Company desires to retain Consultant to provide business and financial advice to the Company;

         NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein set forth, the parties hereto do hereby agree as follows:

         1. The Company hereby retains the Consultant, through the Consultant's own personnel or through personnel available to the Consultant, to render consulting services from time to time to the Company and its subsidiaries (whether now existing or hereafter acquired), in connection with their financial and business affairs, their relationships with their lenders, stockholders and other third-party associates or affiliates, and the expansion of their businesses. The term of this Agreement shall commence the date hereof and continue until August 31, 2004, unless extended, or sooner terminated, as provided in paragraph 4 below. The Consultant's personnel shall be reasonably available to the Company's managers, auditors and other personnel for consultation and advice, subject to Consultant's reasonable convenience and scheduling. Services may be rendered at the Consultant's offices or at such other locations selected by the Consultant as the Company and the Consultant shall from time to time agree. This Agreement will be subject to all franchise and other rules, regulations and requirements of The Burger King Corporation.

         2. The Company shall pay the Consultant an annual fee as shall be agreed to by the parties (and, in the event of no agreement by the parties, the amount paid in the immediately preceding year), in each case payable in quarterly installments







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on the 30th day of March, June, September and December of each year, starting
September 30, 1994.

         3. Out-of-pocket expenses (including, without limitation, an allocable amount of the Consultant's overhead expenses, as determined by the Consultant in its sole discretion) incurred by the Consultant and its personnel in performing services hereunder to the Company and its subsidiaries shall be promptly reimbursed to it by the Company upon the Consultant's rendering of a statement therefor, together with supporting data as the Company shall reasonably require.

         4. Notwithstanding the foregoing, the Company shall not be required to pay the fees under Section 3 (without limiting the obligation for payment of the fees, reimbursements and payments provided under Sections 7 and 8 of this Agreement which shall be due and payable in all events), (a) if and to the extent expressly prohibited by the provisions of any credit, stock, financing or other agreements or instruments binding upon the Company, its subsidiaries or properties, (b) if the Company has not paid interest on any interest payment date or has postponed or not made any principal payments with respect to any of their indebtedness on any scheduled payment dates, or (c) if the Company has not paid dividends on any dividend payment date as set forth in its certificate of incorporation or as declared by its Board of Directors, or has postponed or not made any redemptions on any redemption date as set forth in its certificate of incorporation or any certificate of designation with respect to its preferred stock, if any. Any payments otherwise owed hereunder, which are not made for any of the above-mentioned reasons, shall not be cancelled but rather shall accrue, and shall be payable by the Company promptly when, and to the extent, that the Company is no longer prohibited from making such payments and when the Company has become current with respect to such principal or interest payments, has become current with respect to such dividends and has made such redemptions with respect to such preferred stock, if any. Any payment required hereunder which is not paid when due shall bear interest at the rate of ten percent (10%) per annum.

         5. This Agreement shall be automatically renewed for successive one-year terms starting September 1, 2004 unless either party hereto, within sixty (60) days prior to the scheduled renewal date, notifies the other party as to its election to terminate this Agreement. Notwithstanding the foregoing, this Agreement may be terminated by not less than ninety (90) days' prior written notice from the Company to the Consultant at any time after (i) substantially all of the stock or substantially all of the assets of the Company are sold to any entity unaffiliated with the Consultant and/or a majority of the Company's stockholders immediately prior to such sale, (ii) the

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Company is merged or consolidated into another entity unaffiliated with the
Consultant and/or a majority of the Company's stockholders immediately prior to such merger and the Company is not the survivor of such transaction or
(iii) a public offering of at least 25 percent the common stock of the Company has commenced.

         6. The Consultant shall have no liability to the Company on account of (i) any advice which it renders to the Company, provided the Consultant believed in good faith that such advice was useful or beneficial to the Company at the time it was rendered, or (ii) the Consultant's inability to obtain financing or achieve other results desired by the Company or Consultant's failure to render services to the Company at any particular time or from time to time, or (iii) the failure of any Transaction to meet the financial, operating or other expectations of the Company. The Company's sole remedy for any claim under this Agreement shall be termination of this Agreement.

         7. The Company will, to the fullest extent permitted by applicable law, indemnify and hold harmless the Consultant, its affiliates and associates, and each of the respective owners, partners, officers, directors, employees and agents of each of the foregoing, from and against any loss, liability, damage, claim or expenses (including the fees and expenses of counsel) arising as a result or in connection with this Agreement, the Consultant's services hereunder or other activities on behalf of the Company and its subsidiaries.

         8. The amount of any payments paid by the Company under this Agreement shall be increased by the amount, if any, of any taxes (other than income taxes) or other governmental charges levied in respect of such payments, so that the Consultant is made whole for such taxes or charges.

         9. a. This Agreement sets forth the entire understanding of the parties with respect to the Consultant's rendering of services to the Company. This Agreement may not be modified, waived, terminated or amended except expressly by an instrument in writing signed by the Consultant and the Company.

                  b. This Agreement may not be assigned by the Company without the consent of the Consultant, but may be assigned by the Consultant to any affiliate of the Consultant, as the term "affiliate" is used in the federal securities laws, and may be assigned or pledged by the Consultant to any financial institution or other lender. Any permitted assignment of this Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.


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                  c. In the event that any provision of this Agreement shall be held to be void or unenforceable in whole or in part, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

                  d. Except as otherwise specifically provided herein, notice given hereunder shall be deemed sufficient if delivered personally or sent by registered or certified mail to the address of the party for whom intended at the principal executive offices of such party, or at such other address as such party may hereinafter specify by written notice to the other party.

                  e. No waiver by any party of any breach of any provision of this Agreement shall be deemed a continuing waiver or a waiver of any preceding or succeeding breach of such provision or of any other provision herein contained.

                  f. The Consultant and its personnel shall, for purposes of this Agreement, be independent contractors with respect to the Company.

                  g. This Agreement shall be governed by the internal laws (and not the law of conflicts) of the State of New York.



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         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                           NATIONAL RESTAURANT
                                            ENTERPRISES, INC.



                                           By
                                             -----------------------------
                                             Name:
                                             Title:


                                           NRE HOLDINGS, INC.



                                            By
                                              ----------------------------
                                              Name:
                                              Title:




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